Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 pertaining to the 2001 Stock Option Plan, as amended, of our reports dated March 4, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of VIVUS, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Odenberg, Ullakko, Muranishi & Co. LLP

Odenberg, Ullakko, Muranishi & Co. LLP
San Francisco, California
March 6, 2009